UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2025

DEFI DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	DFDV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 9, 2025, DeFi Development Corp. (the “Company”) completed its private offering of an additional $10.0 million in aggregate principal amount of its 5.50% Convertible Senior Notes due 2030 (the “notes”) pursuant to the option granted to the initial purchasers under that certain purchase agreement, dated as of July 1, 2025, entered into by and among the Company and Cantor Fitzgerald & Co., as representative of the several initial purchasers named therein (“Initial Purchasers”). As previously announced, the company previously completed its private offering of $112.5 million aggregate principal amount of notes on July 7, 2025.

The Company offered and sold the additional $10.0 million in notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 475,963 shares of common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 47.5963 shares of common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the notes or any common stock issuable upon conversion of the notes.

Item 7.01.	Regulation FD Disclosure.

Guidance and Updated Investor Presentation

On July 14, 2025, the Company posted an investor presentation to its website at https://defidevcorp.com/investor (the “Investor Presentation”). The Company expects to use the investor presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts, and others. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On the same day, the Company issued a press release announcing forward looking guidance on SOL per Share (“SPS”). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Total Shares Outstanding

The Company disclosed on its website that, as of the date hereof, the Company has 18,777,884 total shares outstanding.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation
99.2	Press Release, dated as of July 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2025	DEFI DEVELOPMENT CORP.

	By:	/s/ Joseph Onorati
	Name:	Joseph Onorati
	Title:	Chairman & CEO

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